UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 12, 2004

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Director.

On November 12, 2004, the Board of Directors (the “Board”) of American Tower Corporation (the “Company”) voted to increase the size of the Board to six members and elected Gustavo Lara as a director. Mr. Lara most recently served as Chief Executive Officer of the Monsanto Company’s Latin America North division, a position he retired from earlier this year. Mr. Lara spent the last 24 years working for the Monsanto Company, where he gained strategic planning and business development experience in Mexico and throughout Latin America. In accordance with the Company’s By-Laws, Mr. Lara will serve as a director until the next annual meeting of stockholders or until his successor is elected and qualified. Mr. Lara has not yet been appointed to any committees of the Board. The Company will file an amendment to this Form 8-K to disclose this information after any such appointment is made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION (Registrant)

Date: November 17, 2004	By:	/S/ BRADLEY E. SINGER
Bradley E. Singer Chief Financial Officer and Treasurer